                                                               EXHIBIT (m)(4)(b)



                                 AMENDMENT NO. 1
                                DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS
                                (CLASS B SHARES)


         The Distribution Plan (the "Plan"), dated as of September 8, 1998, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:



                                   "SCHEDULE A
                                       TO
                                DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS


                                                            MAXIMUM               MAXIMUM            MAXIMUM
                                                          ASSET-BASED             SERVICE           AGGREGATE
                                                         SALES CHARGE              FEE                 FEE
                                                         ------------             -------           ---------
Class B Shares
--------------
AIM Developing Markets Fund                                  0.75%                 0.25%              1.00%
AIM Emerging Markets Debt Fund                               0.75%                 0.25%              1.00%
AIM Global Consumer Products and Services Fund               0.75%                 0.25%              1.00%
AIM Global Financial Services Fund                           0.75%                 0.25%              1.00%
AIM Global Government Income Fund                            0.75%                 0.25%              1.00%
AIM Global Growth & Income Fund                              0.75%                 0.25%              1.00%
AIM Global Health Care Fund                                  0.75%                 0.25%              1.00%
AIM Global Infrastructure Fund                               0.75%                 0.25%              1.00%
AIM Global Resources Fund                                    0.75%                 0.25%              1.00%
AIM Global Telecommunications Fund                           0.75%                 0.25%              1.00%
AIM Latin American Growth Fund                               0.75%                 0.25%              1.00%
AIM Strategic Income Fund                                    0.75%                 0.25%              1.00%"


          All other terms and provisions of the Plan not amended herein shall remain in full force and effect

Dated: March 18, 1999

                                               AIM INVESTMENT FUNDS
                                               (on behalf of its Class B Shares)


Attest: /s/ OFELIA M. MAYO                     By: /s/ ROBERT H. GRAHAM
       ------------------------------             ------------------------------
       Assistant Secretary                              President